EXHIBIT 10.30

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

Second Amendment (“Amendment”) made as of the 15th day of December, 2008 to the Employment Agreement (“Employment Agreement”) dated as of August 25, 2005, as subsequently amended as of November 1, 2007, by and between Boston Properties, Inc., a Delaware corporation with its principal executive office in Boston, Massachusetts (the “Company”), and Peter D. Johnston (“Employee”).

WHEREAS, the parties hereto desire to amend the Employment Agreement further to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee agree as follows:

1. Subparagraph 8(e)(iii) of the Employment Agreement is amended by deleting the penultimate sentence of clause (A) thereof and substituting therefor the following:

“The Severance Amount shall be paid in equal installments in accordance with the Company’s then payroll practice over a twelve (12) month period beginning with the first payroll date that occurs at least thirty (30) days after the Date of Termination.”

2. All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by Employee as of the date first above written.

BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President

/s/ Peter D. Johnston
PETER D. JOHNSTON

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